Exhibit 99.1

         Radiant Systems, Inc. Reports Fourth Quarter Results

   Record Company Revenue Results in Adjusted Earnings of $0.20 Per
                 Diluted Share in the Fourth Quarter


    ATLANTA--(BUSINESS WIRE)--Feb. 15, 2007--Radiant Systems, Inc. (NASDAQ: RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the fourth quarter and year ended December 31, 2006.

    Summary financial results for the fourth quarter of 2006 are as follows:

    -- Total revenues for the period were $60.8 million, an increase of 26 percent over revenues of $48.3 million for the same period in 2005.

    -- Net income for the period, including the impact of employee stock option expense, was $3.6 million, or $0.11 per diluted share, an increase of $1.2 million, or $0.03 per diluted share, compared to the same period in 2005.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $6.5 million, or $0.20 per diluted share, an increase of $2.6 million, or $0.08 per diluted share, compared to the same period in 2005.

    -- Net income includes a reduction in the tax provision due to a true up in the annual estimated tax rate. This reduction increased net income by approximately $0.2 million or $0.01 per diluted share in the quarter and adjusted net income by $0.6 million or $0.02 per diluted share.

    Summary financial results for the year ended December 31, 2006 are as follows:

    -- Total revenues for the year were $222.3 million, an increase of 29 percent over revenues of $172.0 million in 2005.

    -- Net income for the year, including the impact of employee stock option expense, was $18.4 million, or $0.56 per diluted share, an increase of $12.8 million, or $0.38 per diluted share, compared to 2005.

    -- Adjusted net income (non-GAAP) for the year, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $19.0 million, or $0.58 per diluted share, an increase of $6.4 million, or $0.18 per diluted share, compared to 2005.

    John Heyman, the Company's chief executive officer said, "We are very pleased with the strong finish of another exceptional year. We have strong momentum in our business and we believe that will translate into continued growth in 2007."

    Heyman added, "We continue to see strong demand across our segments. Our pipeline is growing, our customer base is diverse and our products are delivering high returns for our customers."

    "We are very pleased with the progression of our overall financial model," said Mark Haidet, the Company's chief financial officer. "We continue to improve our operating leverage with an 11% adjusted operating margin for the year, while making significant investments in long-term growth opportunities. In addition, free cash flow for the quarter was $11.5 million resulting in a $9.3 million increase in cash. This improvement was driven by increased inventory turns and a 12 day reduction in days sales outstanding."

    Haidet continued, "Our 2007 guidance assumes continued operating margin expansion resulting in adjusted operating income growth of approximately 25% and a cash tax rate of 20% for the year."

    The Company's updated guidance is as follows:

                                    Revenue Range  Adjusted Earnings
                                      (millions)   (non-GAAP) / Share
                                                          Range
----------------------------------------------------------------------
Quarter ending March 31, 2007             $55-$56         $.11 - $.12
----------------------------------------------------------------------
Year ending Dec. 31, 2007 - previous   $245 -$260         $.60 - $.65
----------------------------------------------------------------------
Year ending Dec. 31, 2007 - updated    $245 -$260         $.64 - $.67
----------------------------------------------------------------------

    Commencing in the first quarter of 2006, the Company implemented the Statement of Financial Accounting Standards No. 123R ("FAS 123R"). FAS 123R requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options. This share-based compensation expense is a non-cash expense. The Company utilized the "Modified Prospective Application" transition method to adopt FAS 123R, which did not require retroactive restatement of previously issued financial statements. In its press releases, the Company reports its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles ("GAAP") (which includes the non-cash share-based compensation charge) and non-GAAP (which excludes the non-cash share-based compensation charge) bases in order to facilitate analysis of the business and meaningful period-to-period comparison.

    On October 6, 2005 the Company completed its acquisition of MenuLink Computer Solutions, Inc. ("MenuLink"). All MenuLink operations are included in the Company's 2005 financial statements as of the date of the acquisition. On January 3, 2006, the Company completed the acquisition of substantially all of the assets of Synchronics, Inc. ("Synchronics"). All Synchronics operations are included in the Company's 2006 financial statements as of the date of the acquisition.

    The Company provides adjusted operating margin, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. The measures are not in accordance with, or an alternative for GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income and adjusted operating margin has been adjusted to exclude amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company's cash tax rate for the year (based off of actual cash expected to be paid to domestic and foreign governments) and excludes the impact of changes in the valuation allowance against deferred tax assets. The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company's ongoing operations and earnings power.

    The Company also provides free cash flow in this press release as additional information relating to the Company's operating results. Free cash flow is calculated by taking the Company's cash flow from operations and reducing it by capital expenditures and the software development costs that were capitalized during the period.

    Radiant will hold its fourth quarter 2006 conference call today at approximately 5 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-829-8668 - reference ID# 5766832.

    Radiant Systems, Inc. (www.radiantsystems.com) is a leader in providing innovative technology to the hospitality and retail industries. Offering unmatched reliability and ease of use, Radiant's hardware and software products have been deployed in over 60,000 sites across more than 100 countries. Radiant has approximately 1,000 employees worldwide, 325 certified sales and service partners and over 1,800 field service representatives. Founded in 1985, the Company is headquartered in Atlanta with regional offices throughout the United States as well as in Europe, Asia and Australia.

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.


                        RADIANT SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                ASSETS


                                                    Dec. 31,  Dec. 31,
                                                       2006      2005

                                                   --------- ---------

Current assets
Cash and cash equivalents                           $15,720   $17,641
Accounts receivable, net                             35,203    27,559
Inventories, net                                     26,484    18,093
Deferred tax assets                                   9,327         -
Other current assets                                  1,310     2,287
                                                   --------- ---------
               Total current assets                  88,044    65,580

Property and equipment, net                          14,726     9,607
Software development costs, net                       5,019     2,249
Deferred tax assets, non-current                      5,252         -
Goodwill                                             61,948    44,239
Intangibles, net                                     23,447    20,537
Other long-term assets                                  219       293
                                                   --------- ---------

Total assets                                       $198,655  $142,505
                                                   ========= =========


       LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
Short-term debt facility                              6,489         -
Current portion of long-term debt                     7,439     4,329
Accounts payable and accrued liabilities             30,430    23,992
Accrued contractual obligations and payables due to
 Related Party                                        3,665     1,947
Client deposits and unearned revenues                10,365    12,490
                                                   --------- ---------
               Total current liabilities             58,388    42,758


Client deposits and unearned revenues, net of
 current portion                                        188       376
Long-term debt, net of current portion               20,895    14,133
Other long-term liabilities                           3,213       805
                                                   --------- ---------
               Total liabilities                     82,684    58,072
                                                   --------- ---------

Shareholders' equity
Common stock, no par value; 100,000,000 shares
 authorized; 30,923,800 and 30,094,973 shares
 issued and outstanding, respectively                     -         -
Additional paid-in capital                          137,151   124,744
Accumulated other comprehensive income (loss)           487      (287)
Accumulated deficit                                 (21,667)  (40,024)
                                                   --------- ---------
               Total shareholders' equity           115,971    84,433
                                                   --------- ---------

Total liabilities and shareholders' equity         $198,655  $142,505
                                                   ========= =========


                                                          -         -


RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                        For the three months ended
                                                December 31,
                                          2006                   2006
                                        GAAP    Adjustments  Non-GAAP
                                      --------- ------------ ---------
Revenues:
  System sales                         $37,130                $37,130
  Client support, maintenance and
   other services                       23,713                 23,713
                                      ---------              ---------
     Total revenues                     60,843                 60,843

Cost of revenues:
  System sales                          19,049     (132) (a)   18,917
  Client support, maintenance and                        (a)
   other services                       15,040      (57)       14,983
                                      --------- --------     ---------
     Total cost of revenues             34,089     (189) (e)   33,900
                                      --------- --------     ---------

Gross profit                            26,754      189  (e)   26,943

Operating Expenses:
  Product development                    5,324     (131) (a)    5,193
  Sales and marketing                    7,217     (212) (a)    7,005
  Depreciation of fixed assets           1,011                  1,011
  Amortization of intangible assets      2,047   (2,047) (b)        -
  General and administrative             6,575     (284) (a)    6,291
                                      --------- --------     ---------
     Total operating expenses           22,174   (2,674) (e)   19,500

Income from operations                   4,580    2,863  (e)    7,443

Interest and other expense, net            945                    945
                                      --------- --------     ---------

Income from operations before income                     (e)
 taxes                                   3,635    2,863         6,498

Income tax provision                       (41)       5  (d)      (36)
                                      --------- --------     ---------

Net income                              $3,594    2,868  (e)   $6,462

Net income per share
     Basic                               $0.12                  $0.21
                                      =========              =========
     Diluted                             $0.11                  $0.20
                                      =========              =========

Weighted average shares outstanding:
     Basic                              30,875                 30,875
                                      =========              =========
     Diluted                            32,434                 32,434
                                      =========              =========


                                        For the three months ended
                                                December 31,
                                          2005                   2005
                                        GAAP    Adjustments  Non-GAAP
                                      --------- ------------ ---------

Revenues:
  System sales                         $28,907                $28,907
  Client support, maintenance and
   other services                       19,435                 19,435
                                      ---------              ---------
     Total revenues                     48,342                 48,342

Cost of revenues:
  System sales                          15,472                 15,472
  Client support, maintenance and
   other services                       12,934                 12,934
                                      --------- --------     ---------
     Total cost of revenues             28,406        -        28,406
                                      --------- --------     ---------

Gross profit                            19,936                 19,936

Operating Expenses:
  Product development                    4,411                  4,411
  Sales and marketing                    5,483                  5,483
  Depreciation of fixed assets             847                    847
  Amortization of intangible assets      1,467   (1,467) (b)        -
  Lease restructuring charges                -        -             -
  General and administrative             4,569                  4,569
                                      --------- --------     ---------
     Total operating expenses           16,777   (1,467) (e)   15,310

Income from operations                   3,159    1,467  (e)    4,626

Interest and other expense, net            275                    275
                                      --------- --------     ---------

Income from operations before income                     (e)
 taxes                                   2,884    1,467         4,351

Income tax provision                      (454)     (73) (d)     (527)
                                      --------- --------     ---------

Net income                              $2,430    1,394  (e)   $3,824

Net income per share
     Basic                               $0.08                  $0.13
                                      =========              =========
     Diluted                             $0.08                  $0.12
                                      =========              =========

Weighted average shares outstanding:
     Basic                              29,927                 29,927
                                      =========              =========
     Diluted                            32,238                 32,238
                                      =========              =========

                                      For the year ended December 31,
                                          2006                   2006
                                        GAAP    Adjustments  Non-GAAP
                                      --------- ------------ ---------
Revenues:
  System sales                        $130,155               $130,155
  Client support, maintenance and
   other services                       92,155                 92,155
                                      ---------              ---------
     Total revenues                    222,310                222,310

Cost of revenues:
  System sales                          68,250     (502) (a)   67,748
  Client support, maintenance and                        (a)
   other services                       56,201     (221)       55,980
                                      --------- --------     ---------
     Total cost of revenues            124,451     (723) (e)  123,728
                                      --------- --------     ---------

Gross profit                            97,859      723  (e)   98,582

Operating Expenses:
  Product development                   21,746     (572) (a)   21,174
  Sales and marketing                   26,383     (769) (a)   25,614
  Depreciation of fixed assets           3,532                  3,532
  Amortization of intangible assets      8,190   (8,190) (b)        -
  Lease restructuring charges            1,663   (1,663) (c)        -
  General and administrative            25,292   (1,196) (a)   24,096
                                      --------- --------     ---------
     Total operating expenses           86,806  (12,390) (e)   74,416

Income from operations                  11,053   13,113  (e)   24,166

Interest and other expense, net          2,999                  2,999
                                      --------- --------     ---------

Income from operations before income                     (e)
 taxes                                   8,054   13,113        21,167

Income tax benefit (provision)          10,303  (12,441) (d)   (2,138)
                                      --------- --------     ---------

Net income                             $18,357      672  (e)  $19,029

Net income per share
     Basic                               $0.59                  $0.62
                                      =========              =========
     Diluted                             $0.56                  $0.58
                                      =========              =========

Weighted average shares outstanding:
     Basic                              30,861                 30,861
                                      =========              =========
     Diluted                            32,636                 32,636
                                      =========              =========


                                      For the year ended December 31,
                                          2005                   2005
                                        GAAP    Adjustments  Non-GAAP
                                      --------- ------------ ---------

Revenues:
  System sales                         $98,530                $98,530
  Client support, maintenance and
   other services                       73,512                 73,512
                                      ---------              ---------
     Total revenues                    172,042                172,042

Cost of revenues:
  System sales                          53,687                 53,687
  Client support, maintenance and
   other services                       48,605                 48,605
                                      --------- --------     ---------
     Total cost of revenues            102,292        -       102,292
                                      --------- --------     ---------

Gross profit                            69,750                 69,750

Operating Expenses:
  Product development                   14,406                 14,406
  Sales and marketing                   19,137                 19,137
  Depreciation of fixed assets           3,267                  3,267
  Amortization of intangible assets      5,317   (5,317) (b)        -
  Impairment of HotelTools software        550     (550) (c)        -
  Lease restructuring charges            1,450   (1,450) (c)        -
  General and administrative            18,022                 18,022
                                      --------- --------     ---------
     Total operating expenses           62,149   (7,317) (e)   54,832

Income from operations                   7,601    7,317  (e)   14,918

Interest and other expense, net          1,010                  1,010
                                      --------- --------     ---------

Income from operations before income                     (e)
 taxes                                   6,591    7,317        13,908

Income tax provision                    (1,029)    (246) (d)   (1,275)
                                      --------- --------     ---------

Net income                              $5,562    7,071  (e)  $12,633

Net income per share
     Basic                               $0.19                  $0.43
                                      =========              =========
     Diluted                             $0.18                  $0.40
                                      =========              =========

Weighted average shares outstanding:
     Basic                              29,503                 29,503
                                      =========              =========
     Diluted                            31,569                 31,569
                                      =========              =========


(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. Previously we did not record compensation expense for employee stock options granted at the money. The 2006 adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense during the three months and year ended December 31, 2006 was approximately $0.8 million and $3.3 million, respectively, on a pre-tax basis.

(b) Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by software companies and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c) The amount for 2006 includes lease restructuring charges and the amounts for 2005 includes lease restructuring charges and the write-off of purchased software. We have excluded these costs because they do not correlate to the expenses of our core operations and we do not believe these to be common costs that result from normal operating activities.

(d) Amount represents the impact of the above adjustments on the income tax provision and the elimination of the benefit related to the removal of a substantial portion of the allowance against deferred tax assets recognized in the second quarter of 2006, which amounted to $11.3 million. The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 10% for the year ended December 31, 2006 and 9% for the year ended December 31, 2005.

(e) The Company provides adjusted financial information as additional information relating to the Company's operations. The measures are not in accordance with, or an alternative for GAAP and may be different from other adjusted financial statements of other companies. The adjusted financial information excludes such items as amortization of acquisition-related intangible assets, items that are not considered part of our normal operations and compensation expense related to the issuance of employee stock options. The income tax provision is calculated based on the Company's cash tax rate for the year and excludes the impact of changes in the valuation allowance against deferred tax assets.

    CONTACT: Radiant Systems, Inc., Atlanta
             Sara Ford, 770-576-6832